Exhibit 99.1 NEWS RELEASE Contact: Johnny Wright, GlobalSCAPE, Inc. Phone Number: 210-308-8267 Email: jwright@globalscape.com

GLOBALSCAPE® DEMONSTRATES AWARD-WINNING SOLUTIONS AT INFOSECURITY EUROPE

Company Features Two UK Customer Deployments

Infosecurity Europe Stand Number G84

LONDON, UK, April 19, 2011-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, is showcasing its award-winning Managed Information Xchange™ (MIX) and Enhanced File Transfer Server™ (EFT Server™) offerings this week at the 2011 Infosecurity Europe conference in London. Both solutions enable companies to securely exchange business-to-business data with customers and partners. The Texas-based company will also be discussing recent customer deployments in the UK including Thomas Cook and Enfield Council.

GlobalSCAPE will demonstrate its EFT Server solution, including new features that deliver additional security, visibility, and workflow benefits for enterprise customers. The company will also feature its MIX solution, a fully-managed cloud-based service for securely exchanging business-to-business data. MIX recently won the Info Security Products Guide 2011 Global Excellence Award in the Cloud category, validating the product's groundbreaking advancements in information security.

GlobalSCAPE is also announcing two additional UK customer deployments at Enfield Council and Thomas Cook, a global travel operator. These UK customers reflect GlobalSCAPE's increasing European market share, which now includes over 2,000 European customers.

HANDD Business Solutions, a UK-based GlobalSCAPE reseller and partner, provided consulting and technical support for both customers, including deployment of GlobalSCAPE's EFT Server. HANDD is a leading independent managed file transfer (MFT) specialist firm that serves some of the largest public and private companies across Europe.

"We look forward to showcasing our solutions at Infosec Europe again this year and discussing how our solutions are helping customers like Thomas Cook and Enfield Council solve their business data exchange challenges in a secure, efficient, and seamless way," said Melinde Henderson, GlobalSCAPE's director of channel sales.

UK Customers Seek Out Secure File Transfer Solution from GlobalSCAPE

Like most successful, global companies, Thomas Cook is continually searching for ways to streamline its operations, increase services, and pass on the tangible benefits of cost efficiencies to its customers. This effort becomes more challenging for companies like Thomas Cook, which operate sophisticated travel and hospitality businesses across multiple continents. Thomas Cook not only needed to protect data, but also had complex requirements for sending, accessing, sharing, and securing information.

After evaluating many solutions, Thomas Cook chose GlobalSCAPE's EFT Server to solve its data management and transfer challenges. EFT Server not only helped Thomas Cook protect all data transfers and meet regulatory needs, but it also solved their complex large file transfer challenges between multiple locations. Seamless integration with other systems also made the deployment straightforward.

Enfield Council sought a recognized and robust solution for exchanging files with partner organizations and suppliers. Their data included sensitive information and large files that could not be transmitted through the email system. Enfield chose EFT Server to ensure files of any size would be securely transferred and to provide a fully monitored and traceable audit trail. In addition, Enfield also recognized that EFT Server could help meet their strict legislative and regulatory requirements for information security.

"With EFT Server, we finally have a highly secure and simple means for staff to transfer files efficiently over the Internet," said Oliver Rhodes, who leads the Enfield IT infrastructure team. "We also have access to a seasoned support team in HANDD to help us sustain the EFT Server solution and meet future requirements."

About HANDD

HANDD Business Solutions are the UK's leading independent, MFT specialists providing solutions for some of the largest public and private sector companies across Europe. As well as advising customers on the best file transfer solution for their requirements, through benchmarking and product evaluations, our team of MFT experts provide design and installation project management, training, professional services and 24/7 technical support.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, Texas, is a leading provider of secure information exchange solutions. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit GlobalSCAPE, or subscribe to our Blog or Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.

For More Information, Contact:

Johnny Wright
For GlobalSCAPE
jwright@globalscape.com
Tel: 1 (210) 308-8267

Ross MacDonald
For HANDD Business Solutions

ross.macdonald@handd.co.uk
Tel: +44 7732 491193